CONSENT OF R. BARRY COOK, M.SC, P.ENG.

In connection with the registration statement on Form F-80 of Trelawney Mining and Exploration Inc. (the "Corporation"), dated July 13, 2011, and any documents incorporated by reference therein (the “Registration Statement”), the undersigned does hereby consent to references to my name and my involvement in the preparation of or supervision of the preparation of, the technical report entitled "Technical Report on the Côté Lake Deposit, Ontario, Canada" dated April 21, 2011 (the "Technical Report") in the Registration Statement, and to the disclosure of the Technical Report and the extracts from, or summaries of, or references to the Technical Report in the Registration Statement and any documents incorporated by reference therein.  The undersigned does also hereby consent to the reference to my name under the heading “Interests of Experts” in the annual information form of the Corporation for the year ended December 31, 2010, which is incorporated by reference in the Registration Statement.

Dated this 13 day of July, 2011.

/s/ R. BARRY COOK
R. Barry Cook, M.Sc, P.Eng.